EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference is the Registration Statements on Form S-8 (No. 33-81486 and 333-04555) and Form S-3 (Nos. 33-80349,
33-80351, and 333-04553) of Applied Biometrics, Inc. of our report dated February 12, 1997 which appears on page F-9 of this Form 10-KSB.



Price Waterhouse LLP
Minneapolis, Minnesota
March 26, 1997